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                          TRICO MARINE SERVICES, INC.

                                  EXHIBIT 21.1

                                  SUBSIDIARIES

  The following is a list of all Subsidiaries of Trico Marine Services, Inc. ("the Parent").

                                                                     Jurisdiction of
        Company                           Ownership                   Incorporation
        -------                           ---------                 -----------------
Trico Marine Assets,      100% owned by Parent                      Delaware
 Inc.

Trico Marine Operators,   100% owned by Parent                      Louisiana
 Inc.

Trico Marine              100% owned by Parent                      Cayman Islands
 International, Ltd.

Trico Marine              100% owned by Parent                      Netherlands
 International Holdings
 B.V.

Trico Marine              100% owned by Trico Marine Assets, Inc.   Louisiana
 International, Inc.

Trico Supply ASA          100% owned by Trico Marine International  Norway
                          Holdings B.V.

Trico Shipping AS         100% owned by Trico Supply ASA            Norway

Trico Supply (UK)         100% owned by Trico Supply ASA            England and Wales
 Limited

Albyn Marine Limited      100% owned by Trico Supply (UK) Limited   England and Wales

Trico Servicos Maritimos  99.99% owned by Parent and 0.01% owned    Brazil
 Ltda.                    by Trico Marine Operators, Inc.